Limited Power of Attorney
For Section 13 and Section 16 Reporting

Know all Persons By These Presents, that the undersigned hereby makes, constitutes and appoints Richard Bertkau and Earle Goldin, and each of them, as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, each with the power to act alone for the undersigned and in the undersigned’s name, place and stead, in any and all capacities to:

(i) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID (and all amendments thereto), and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation thereunder;

(ii) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC: (a) Forms 3, 4 and 5 (and all amendments thereto) in accordance with Section 16(a) of the Exchange Act, and the rules and regulations thereunder; (b) statements on Schedules 13D and 13G (and all amendments thereto) in accordance with Section 13 of the Exchange Act, and the rules and regulations thereunder; and (c) Form 144 (and all amendments thereto) under Rule 144 of the Securities Act of 1933, as amended;

(iii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, statements on Schedules 13D or 13G or Form 144, and complete and execute any amendment or amendments thereto, and timely file such forms or statements with the SEC and any stock exchange or similar authority;

(iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause or have caused to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144 of the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G, and Forms 3, 4, 5 and 144 with respect to the securities owned by the undersigned, unless earlier revoked by the undersigned.

[Signature page to follow]

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IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney to be executed as of the 25th day of August, 2014.

/s/ Harry V. Toll
Harry V. Toll

/s/ James C. Furnivall
James C. Furnivall

/s/ Eric M. Press
Eric M. Press

/s/ Roger P. Miller
Roger P. Miller

/s/ Earle Goldin
Earle Goldin

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